                                                                    EXHIBIT 23.2







We consent to the reference to our firm under the captions "Experts" and "Summary Historical Consolidated Financial Information" and to the use of our report dated July 31, 1997, except for Note 12, as to which the date is August 27, 1997, in the Registration Statement (Form S-4) and related Prospectus of BREED Technologies, Inc. for the Registration of its $330,000,000 9 1/4% Senior Subordinated Notes.


/s/ Ernst & Young LLP

Tampa, Florida
June 24, 1998